Exhibit

Sub-Item 77Q(1)(a) - Copies of any material amendments to the registrant's charter or by-laws:

At a meeting held on April 20, 2016, the Board of Directors of the Registrant approved Amended and Restated Bylaws of the Corporation (the "Bylaws"). A copy of the Bylaws is filed herewith.



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AMENDED AND RESTATED BYLAWS

OF

OLD WESTBURY FUNDS, INC.

a Maryland corporation

April 20, 2016

ARTICLE I
Offices
Section 1	Principal Office in Maryland. The Corporation
shall have a principal
office in the City of Baltimore, State of Maryland.
Section 2	Other Offices. The Corporation may have offices
also at such other places
within and without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
Section 1	Place of Meeting. Meetings of stockholders shall
be held at such place,
either within the State of Maryland or at such other place
within the United States, as shall be fixed from time to time by the Board of Directors.
Section 2	Annual Meetings. The Corporation shall not be
required to hold an annual
meeting of its stockholders in any year in which none of the following is required to be acted on by the holders of any class or series of stock under the Investment Company Act of 1940, as from time to time in effect (the "Investment Company Act"): (a) election of the directors, (b) approval of the Corporation's investment advisory agreement with respect to a particular class or series; (c) ratification of the selection of independent public accountants; and (d) approval of the Corporation's distribution agreement with respect to a particular class or series. In the event that the Corporation shall be required to hold an annual meeting of stockholders by the Investment Company Act, such meeting of stockholders shall be held on a date fixed from time to time by the Board of
Directors.
Section 3	Special Meetings.
(a)	General. Each of the president and Board of
Directors may call a special
meeting of stockholders. Subject to subsection (b) of this
Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than ten percent of all the votes entitled to be cast on such matter at such meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special
meeting of stockholders held during the preceding twelve months.
(b)	Stockholder Requested Special Meetings. (1) Any
stockholder of record
seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request
Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request
Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a
writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent)
and shall set forth all information relating to each such
stockholder and each matter proposed to  be acted on at the
meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a
solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder
(the "Exchange Act"). Upon receiving the Record Date Request
Notice, the Board of Directors may fix a Request Record Date. The
Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the
Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.
(2)	In order for any stockholder to request a
special meeting to act on
any matter that may properly be considered at a meeting of
stockholders, one or more written requests for a special meeting
(collectively, the "Special Meeting Request") signed by
stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than ten percent of all of the votes entitled to be cast on such matter at such meeting (the "Special
Meeting Percentage") shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b)
bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request,
(c)	set forth (i) the name and address, as they appear in the
Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the
Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder,
(d)	be sent to the secretary by registered mail, return receipt
requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its
request for a special meeting at any time by written revocation delivered to the secretary.
(3)	The secretary shall inform the requesting
stockholders of the
reasonably estimated cost of preparing and mailing or delivering the notice of the meeting. The secretary shall not be required to call a special meeting upon stockholder request and such
meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the
meeting.
                  (4)	Except as provided in the next sentence, any
special meeting shall be held at such place, date and time as may be designated by the president or Board of Directors,
whoever has called the meeting. In the case of any special
meeting called by the secretary upon the request of stockholders
(a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any
Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record
Date"); and provided further that if the Board of Directors
fails to designate, within ten days after the date that a valid
Special Meeting Request is actually received by the secretary
(the "Delivery Date"), a date and time for a Stockholder
Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the
Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In the case of any
Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The
Board of Directors may revoke the notice for any Stockholder
Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this
Section 3(b).
                  (5)	If written revocations of the Special Meeting
Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not
revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the
notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked
requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
                  (6)	The president or Board of Directors may
appoint inspectors of elections to act as the agent of the
Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special
Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after
actual receipt by the secretary of such purported request and
(ii) such date as the inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the
Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be
entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement,
prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)	For purposes of these Bylaws, "Business Day"
shall mean any day
other than a Saturday, a Sunday or a day on which banking
institutions in the State of New York are authorized or
obligated by law or executive order to close.
Section 4	Notice. Not less than ten nor more than 90 days
before each meeting of
stockholders, the secretary shall give to each stockholder
entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such
stockholder personally, by leaving it at the stockholder's
residence or usual place of business or by any other means
permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic
transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The
Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any
meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any
proceedings at any such meeting.
      Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of
stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated
in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of
stockholders by making a public announcement (as defined in
Section 11(c)(2) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 5	Organization and Conduct. Every meeting of
stockholders shall be
conducted by the chairman of the board or, in the case of a
vacancy in the office or absence of the chairman of the board, by one of the following individuals present at the meeting: the president, a vice president, the secretary or an individual
appointed by the Board of Directors to be chairman of the
meeting, or, in the absence of such appointment or appointed individual, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, an assistant secretary, an individual appointed by the Board of Directors or an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or an individual appointed by the Board of
Directors or the chairman of the meeting, shall record the
minutes of the meeting. The order of business and all other
matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and
without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a)
restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may
determine; (c) limiting participation at the meeting on any
matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d)
limiting the time allotted to questions or comments; (e)
determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and
security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting;
(h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting;
and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of
parliamentary procedure.
Section 6	Quorum. At any meeting of stockholders, the
presence in person or by
proxy of the holders of one-third of all the votes entitled to be cast without regard to series or class at the meeting shall constitute a quorum for the transaction of business at the
meeting, except that where any provision of law or the charter of the Corporation require or permit that the holders of any series or class of shares shall vote as a series or class, then one-third of the aggregate number of shares of such series or class, as the case may be, at the time outstanding shall be
necessary to constitute a quorum for the transaction of such business. This section shall not affect any requirement under any statute or the charter of the Corporation for the vote
necessary for the approval of any matter.
      If such quorum is not established at any meeting of the
stockholders, the chairman of the meeting may adjourn the
meeting sine die or from time to time to a date not more than
120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
      The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until
adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 7	Voting. A plurality of all the votes cast at a
meeting of stockholders duly
called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be by voice vote unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 8	Proxies. A stockholder may cast the votes entitled
to be cast by the holder
of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the
stockholder's duly authorized agent in any manner permitted by law. No proxy shall be voted after eleven months from its date, unless otherwise provided in the proxy.
Section 9	Record Date. In order that the Corporation may
determine the
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, to
express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than
ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.
      When a record date for the determination of stockholders
entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed,
except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.
      If no record date is fixed: (1) the record date for the
determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which notice of the meeting of stockholders is mailed or the day thirty days before the meeting, whichever is the closer date to the meeting; and (2) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of
Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than ninety days after the date of the adoption of such resolution.
Section 10	Inspectors of Election.
      The Board of Directors or the chairman of the meeting may, but need not, appoint one or more inspectors to act at the
meeting or any postponement or adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors or the chairman of the meeting in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or
consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and
questions arising in connection with the right to vote, and (v)
do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one
inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11	Advance Notice of Stockholder Nominees for
Director and Other
Stockholder Proposals.
(a)	Annual Meetings of Stockholders. (1) Nominations
of individuals for
election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of
Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the
meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).
                  (2)	For any nomination or other business to be
properly brought before an annual meeting by a stockholder
pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders.
To be timely, a stockholder's notice shall set forth all
information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the
Corporation not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a
postponement or adjournment of an annual meeting shall not
commence a new time period for the giving of a stockholder's notice as described above.
                  (3)	Such stockholder's notice shall set forth:
(i)	as to each individual whom the
stockholder proposes to
nominate for election or reelection as a director (each, a
"Proposed Nominee"),
                              (A)	the name of the Proposed
Nominee and such Proposed Nominee's principal occupation(s)
during the past five years;
                              (B)	whether such stockholder
believes any such Proposed Nominee is, or is not, an
"interested person" of the Corporation, as defined in the
Investment Company Act; and
                              (C)	a statement, based on the
stockholder's reasonable belief at the time, as to the
qualifications and attributes that make the Proposed Nominee an appropriate candidate for election to the Board of Directors;
(ii)	as to any other business that the
stockholder proposes to
bring before the meeting, a description of such business, the stockholder's reasons for proposing such business at the meeting and any material interest in such business of such stockholder, individually or in the aggregate, including any anticipated
benefit to the stockholder therefrom;
(iii) as to the stockholder giving the
notice and any Proposed
Nominee,
                              (A)	the class, series and number of all
shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such
stockholder or Proposed Nominee, the date on which each such
Company Security was acquired and the investment intent of such acquisition; and
                              (B)	the nominee holder for, and
number of, any Company Securities owned beneficially but not of record by such stockholder or Proposed Nominee; and
                        (iv) as to the stockholder giving the notice
and any Proposed Nominee, the name and address of such
stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of any
Proposed Nominee.
(4)	Notwithstanding anything in this subsection
(a) of this Section 11
to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 100 days prior to the date of the meeting, a stockholder's notice required by this
Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such
increase, if it shall be delivered to the secretary at the
principal executive office of the Corporation not later than 5:00
p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
(b)	Special Meetings of Stockholders. Only such
business shall be conducted
at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of
meeting. Nominations of individuals for election to the Board of
Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has
requested that a special meeting be called for the purpose of electing directors in compliance with Section 3 of this Article
II and that has supplied the information required by Section 3 of this Article II about each individual whom the stockholder
proposes to nominate for election of directors or (iii) provided that the special meeting has been called in accordance with
Section 3(a) of this Article II for the purpose of electing
directors, by any stockholder of the Corporation who is a
stockholder of record both at the time of giving of notice
provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the
Corporation calls a special meeting of stockholders for the
purpose of electing one or more individuals to the Board of
Directors, any stockholder may nominate an individual or
individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the
stockholder's notice, containing the information required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of
Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.
(c)	General.	(1)	At an annual or special (other than
a Stockholder
Requested Special Meeting) meeting of stockholders, only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of
stockholders as shall have been brought before the meeting in accordance with this Section 11.
                  (2)	For purposes of this Section 11, "public
announcement" shall mean disclosure (i) in a press release
reported by the Dow Jones News Service, Associated Press,
Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the
Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.
                  (3)	Notwithstanding the foregoing provisions
of this Section 11, a stockholder shall also comply with all applicable legal requirements.
Section 12	Informal Action by Stockholders. Except to
the extent prohibited by the
Investment Company Act or rules or orders of the Securities and
Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat)
have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.
ARTICLE III
Board of Directors
Section 1	Number, Tenure and Resignation of Directors. The
number of directors
shall be fixed at no less than two nor more than twenty. Within the limits specified above, the number of directors shall be fixed from time to time by the Board of Directors, but the tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The directors shall be elected to hold office at the annual meeting of stockholders, except as provided in Section 2 of this Article., Each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualifies,except as provided below;

a.	each director who was first elected to the Board prior to
January 1, 2016, shall retire from the Board of Directors on or before December 31 of the year in which that director
turns age 75, except that, for any director first elected to the Board of Directors on or before July 25, 2011, that
director shall retire from the Board of Directors on or
before December 31 of the year in which that director turns
age 80.
b.	each director who was first elected to the Board after
January 1, 2016 shall retire from the Board of Directors at the earlier of: (i) on or before December 31 of the year in which that director turns age 75, or (ii) on or before December 31 of the year in which such director's term of service on the Board of Directors reaches 12 years.

 	Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. In accordance with the Maryland
General Corporation Law (the "MGCL"), any director may be removed , either with or without cause, at any meeting of stockholders duly called and at which a quorum is present by the affirmative vote of the majority of the votes entitled to be cast thereon, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at the time of such removal. Directors need not be stockholders.
Section 2	Vacancies and Newly Created Directorships. If for
any reason any or all
of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder, if any. Subject to the Investment Company Act, (a) any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum and (b) any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Subject to the requirements of Section 1, any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. So long as the Corporation is a registered investment company under the Investment Company Act, vacancies in the Board of Directors may be filled by a majority of the remaining members of the Board of Directors only if, immediately after filing any such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office at a meeting of stockholders.
Section 3	Powers. The business and affairs of the
Corporation shall be managed
under the direction of the Board of Directors which shall
exercise all such powers of the Corporation and do all such
lawful acts and things as are not by statute or by the charter of the Corporation or by these Bylaws conferred upon or
reserved to the stockholders.
Section 4	Annual Meeting. The first meeting of each newly
elected Board of
Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
Section 5	Other Meetings. The Board of Directors of the
Corporation or any
committee thereof may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, the president or by two or more directors. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone or by telegraph. The notice need not specify the business to be transacted.
Section 6	Quorum and Voting. A majority of the directors in
office at the time shall
constitute a quorum for the transaction of business at any
meeting of the Board of Directors. When required pursuant to
Section 15(c) under the Investment Company Act or Rule 12b-1 thereunder a quorum shall also require the presence in person of a majority of directors who are not parties to a contract or agreement to be voted upon or interested persons of any such party. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
      The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
      Section 7	Notice. Notice of any special meeting of the Board
of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 8	Organization. At each meeting of the Board of
Directors, the chairman of
the board shall act as chairman of the meeting. In the absence of the chairman of the board, the president or, in the absence of the president, a director chosen by a majority of the
directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
Section 9	Committees. The Board of Directors may, by
resolution passed by a
majority of the entire Board of Directors, appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of one or more of the directors of the Corporation. The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as may be prohibited by law. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such
committee.
Section 10	Committee Meetings. Notice of committee
meetings shall be given in the
same manner as notice for special meetings of the Board of Directors. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business. The act of a majority of the committee members shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee.
Section 11	Minutes of Committee Meetings. The committees
shall keep regular
minutes of their proceedings.
Section 12	Informal Action by Board of Directors and
Committees. Subject to the provisions of the Investment
Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee
thereof may be taken without a meeting if a unanimous
consent which sets forth the action is given in writing or
by electronic transmission by each member of the Board of Directors or of such committee, as the case may be, and filed in paper or electronic form with the minutes of
proceedings of the Board of Directors or committee.
Section 13	Meetings by Telephone. Except to the extent
prohibited by
the Investment Company Act or rules or orders of the Securities and Exchange Commission or any successor thereto, the members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.
Section 14	Compensation and Expenses. Directors shall
not receive any stated salary for their service as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting (including telephonic meetings) and for any other service or activity they perform or engage in as directors. Directors may be reimbursed for expenses of
Attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

	Section 15	Appointment of Chairman of the Board of Directors.
The Board of Directors shall appoint the chairman of the board from among its members. The chairman shall not, solely by reason of such designation, be deemed to be an officer of the
Corporation.
Section 16	Chairman of the Board of Directors. The
chairman of the board shall
preside at all meetings of the stockholders and of the Board of
Directors and have such other powers and duties as determined by the Board of Directors from time to time.
Section 17	Reliance. Each director and officer of the
Corporation shall, in the
performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or
statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the
Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 18	Ratification. The Board of Directors or the
stockholders may ratify and
make binding on the Corporation any action or inaction by the
Corporation or its officers to the extent that the Board of
Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular
execution, adverse interest of a director, officer or
stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall
constitute a bar to any claim or execution of any judgment in respect of such
questioned action or inaction.
Section 19	Emergency Provisions. Notwithstanding any
other provision in the
charter of the Corporation or these Bylaws, this Section 19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television, electronic media or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

Officers
Section 1	General. The officers of the Corporation shall be
elected annually by the
Board of Directors and shall, at minimum, be a president, a secretary and a treasurer. The Board of Directors may also choose such vice presidents and additional officers or assistant officers as it may deem appropriate. The president may from time to time appoint one or more vice presidents, assistant
secretaries and assistant treasurers or other officers, subject to ratification by the Board of Directors at the next regularly scheduled meeting of the Board of Directors. Any number of offices, except the office of chairman and the offices of
president and vice president, may be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.
Section 2	Other Officers and Agents. The Board of Directors
may appoint such
other officers and agents as it desires who shall hold their offices for such terms and shall exercise such power and
perform such duties as shall be determined from time to time by the Board of Directors.
Section 3	Tenure of Officers. The officers of the
Corporation shall hold office at the
pleasure of the Board of Directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be
served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any
officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
      Section 4	President. The president shall, in the absence of
the chairman of the Board of Directors, preside at all meetings of the stockholders or of the Board of Directors. The president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute, on behalf of the Corporation, and may affix the seal or cause the seal to be affixed to, all instruments requiring such execution, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
Section 5	Chief Compliance Officer. The Board of Directors
may designate a chief
compliance officer. The chief compliance officer shall have the responsibilities and duties as set forth by the Board of
Directors or the chief executive officer.
Section 6	Vice Presidents. The vice presidents shall act
under the direction of the
president and in the absence or disability of the president shall perform the duties and exercise the power of the president. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.
Section 7	Secretary. The secretary shall act under the
direction of the president.
Subject to the direction of the president, the secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. The secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the president or the Board of Directors. The secretary shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.
Section 8	Assistant Secretaries. The assistant secretaries
in the order of their
seniority, unless otherwise determined by the president or the
Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.
Section 9	Treasurer. The treasurer shall act under the
direction of the president.
Subject to the direction of the president, the treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the
Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the
president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 10	Assistant Treasurers. The assistant
treasurers in the order of their
seniority, unless otherwise determined by the president or the
Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.
ARTICLE V
Certificates of Stock
Section 1	Certificates. Except as may be otherwise provided
by the Board of
Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2	Fractional Share Interests or Scrip. The
Corporation may, but shall not be
obliged to, issue fractions of a share of stock, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined, or issue scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share of stock upon the surrender of such scrip or other evidence of ownership aggregating a full share. Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, excluding, however, the right to receive a stock certificate representing such fractional shares. The Board of Directors may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares of stock before a specified date or subject to the condition that the shares of stock for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other reasonable conditions which the Board of Director shall deem advisable, including provision for forfeiture of such proceeds to the Corporation if not claimed within a period of not less than three years after the date of the original issuance of scrip certificates.
Section 3	Signatures on Certificates. Any of or all the
signatures on a certificate
may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same effect as if he or she were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.
Section 4	Lost, Stolen or Destroyed Certificates. Any
officer of the Corporation
may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed, stolen or mutilated.
Section 5	Transfer of Shares. All transfers of shares of
stock shall be made on the
books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of
Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall
provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
                  Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.
Section 6	Registered Owners. The Corporation shall be
entitled to recognize the
person registered on its books as the owner of shares to be the exclusive owner for all purposes including, redemption, voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.
ARTICLE VI
Indemnification and Advance of Expenses
            To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise. Any indemnification or payment or reimbursement of expenses made pursuant to this Article VI shall be subject to applicable requirements of the Investment Company Act.
            Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this

ARTICLE VII
Miscellaneous
Section 1	Reserves. There may be set aside out of any funds
of the Corporation
available for dividends such sum or sums as the Board of
Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.
Section 2	Dividends. Dividends upon the stock of the
Corporation may, subject to
the provisions of the charter of the Corporation and of the provisions of applicable law, be declared by the Board of Directors at any time. Dividends may be paid in cash, in property or in shares of the Corporation's stock, subject to the provisions of the charter and of applicable law.
Section 3	Capital Gains Distributions. The amount and number
of capital gains
distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.
Section 4	Checks. All checks or demands for money and notes
of the Corporation
shall be signed by such officer or officers or such other
person or persons as the Board of Directors may from time to time designate.
Section 5	Fiscal Year. The fiscal year of the Corporation
shall be fixed by
resolution of the Board of Directors.
Section 6	Seal. The corporate seal shall have inscribed
thereon the name of the
Corporation, the year of its organization and the words, "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in another manner reproduced.
Section 7	Filing of Bylaws. A certified copy of the Bylaws,
including all
amendments, shall be kept at the principal office of the Corporation in the State of Maryland.
Section 8	Annual Report. The books of account of the
Corporation shall be
examined by an independent firm of public accountants at the close of each annual fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. Within one hundred and twenty days of the close of each annual fiscal period a report based upon such examination at the close of that fiscal period shall be mailed to each stockholder of the Corporation of record at the close of such annual fiscal period, unless the Board of Directors shall set another record date, at his address as the same appears on the books of the Corporation. Each such report shall contain such information as is required to be set forth therein by the Investment Company Act and the rules and regulations promulgated by the Securities and Exchange
Commission thereunder. Such report shall also be submitted at the annual meeting of the stockholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland.
Section 9	Stock Ledger. The Corporation shall maintain at
its principal office
outside of the State of Maryland an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of stock hold by each stockholder. Such stock ledger may be in written form or in any other form capable of being converted into written form within a reasonable time for visual inspection.
Section 10	Ratification of Accountants by Stockholders.
At every annual meeting of
the stockholders of the Corporation otherwise called there shall be submitted for ratification or rejection the name of the firm of independent public accountants which has been selected for the current fiscal year in which such annual meeting is held by a majority of those members of the Board of Directors who are not investment advisers of, or interested person (as defined in the Investment Company Act) of an investment adviser of, or officers or employees of, the Corporation.
Section 11	Custodian. All securities and similar
investments owned by the
Corporation shall be held by a custodian which shall be either a trust company or a national bank of good standing, having a capital surplus and undivided profits aggregating not less than two million dollars ($2,000,000), or a member firm of the New York Stock Exchange, Inc. The terms of custody of such securities and cash shall include such provisions required to be contained therein by the Investment Company Act and the rules and regulations promulgated thereunder by the Securities and
Exchange Commission.
      Upon the resignation or inability to serve of any such custodian the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the cash and securities of the Corporation held by the custodian to be delivered directly to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such cash and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian by the affirmative vote of the holders of a majority of all the stock of the Corporation at the time outstanding and entitled to vote. Upon its resignation or inability to serve and pending action by the Corporation as set forth in this section, the custodian may deliver any assets of the Corporation held by it to a qualified bank or trust company in the City of New York, or to a member firm of the New York Stock Exchange, Inc. selected by it, such assets to be held subject to the terms of custody which governed such retiring custodian.
Section 12	Investment Advisers. The Corporation may
enter into one or more
management or advisory, underwriting, distribution or administration contract with any person, firm, partnership, association or corporation but such contract or contracts shall continue in effect only so long as such continuance is specifically approved annually by a majority of the Board of Directors or by vote of the holders of a majority of the voting securities of the Corporation, and in either case by vote of a majority of the directors who are not parties to such contracts or interested persons (as defined in the Investment Company Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

	Section 13	Contracts. The Board of Directors may
authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on the behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors or a manager acting within the scope of its authority pursuant to a management agreement and executed by the chief executive officer, the president or any other person authorized by the Board of Directors or such a manager.
Section 14	Waiver of Notice. Whenever any notice is required
to be given under the
provisions of the statutes, of the charter of the Corporation or of these Bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed the equivalent of notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VIII
Inspection of Records

      A stockholder that is otherwise eligible under applicable law to inspect the Corporation's books of account, stock ledger, or other specified documents of the Corporation shall have no right to make such inspection if the Board of Directors determines that such stockholder has an improper purpose for requesting such inspection.

ARTICLE IX

 Amendments
      The Board of Directors shall have the exclusive power, by a majority vote of the entire Board of Directors at any meeting thereof, to make, alter and repeal Bylaws of the Corporation.
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